Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Reports Second Quarter Financial Results and
Updates Its Development Pipeline
Palo Alto, California — August 10, 2006 — Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) today reported financial results for its second fiscal quarter and the six-month period ended June 30, 2006, and provided an update on the Company’s progress with its clinical development programs. The net loss for the second quarter of fiscal 2006 and for the six months ended June 30, 2006, as reported in accordance with accounting principles generally accepted in the United States (GAAP), was $10.6 million and $19.0 million, compared to a net loss of $6.5 million and $12.3 million in the comparable periods in 2005.
Recent Alexza Highlights
Since the beginning of the second quarter of 2006, Alexza has made the following progress with the clinical development of its Staccato™ system-based product candidates:
• In April, the Company initiated a Phase I clinical trial with AZ-003 (Staccato fentanyl), which is being developed for the treatment of patients with acute pain episodes. Based upon initial enrollment rates, Alexza believes enrollment of the Phase I clinical trial will be completed and initial results reported by the end of 2006.
• In April, Alexza initiated a Phase IIa clinical trial with AZ-002 (Staccato alprazolam) in patients with panic disorder. Based upon initial enrollment rates, Alexza believes enrollment of the Phase IIa clinical trail will be completed in the first half of 2007.
• In June, Alexza initiated a Phase IIb clinical trial with AZ-001 (Staccato prochlorperazine) in patients with migraine headaches. Based upon initial enrollment rates, Alexza believes enrollment in the Phase IIb clinical trial will be completed by the end of 2006, with initial results reported in the first half of 2007.
• In June, Alexza presented AZ-002 Phase IIa clinical trial results at the American Headache Society annual meeting. An abstract of these results, “Inhaled prochlorperazine reduces headache pain in patients having an acute migraine attack,” was published in the May issue of Headache, The Journal of Head and Face Pain.

“We continue to be pleased with the progress of our four clinical development programs,” said Thomas B. King, Alexza President and CEO. “At the beginning of 2006, we outlined an aggressive set of goals for the Company. We have reported progress with the initiation of three new clinical trials during the second quarter. A fourth clinical trial, a Phase IIa proof-of-concept trial for AZ-004 (Staccato loxapine) for the treatment of acute agitation in patients with schizophrenia, is scheduled to begin during the third quarter. In addition, we have launched our Pilot Center manufacturing initiative, which is intended to be a facility capable of manufacturing clinical trial materials for our planned Phase III studies.”
Financial Results – Three and Six Months Ended June 30, 2006
GAAP operating expenses were $11.7 million in the second quarter of fiscal 2006 and $20.5 million for the six months ended June 30, 2006, compared to $7.7 million and $14.8 million for the comparable periods in 2005. The increases resulted from increased spending on preclinical and clinical development of the Company’s four product candidates, internal research efforts, increased personnel related costs to support these increased efforts and costs related to necessary infrastructure to support operating as a public company, offset by reduced share based compensation in the 2006 periods relative to the comparable periods in 2005.
On January 1, 2006, Alexza adopted FAS 123R and is reporting employee share-based compensation expense. The adoption had an immaterial impact on the second quarter of 2006 and the six months ended June 30, 2006.
Excluding non-cash share-based compensation expense, non-GAAP net loss for the second quarter of 2006 and the six months ended June 30, 2006 was $9.9 million and $18.5 million compared to a non-GAAP net loss for second quarter 2005 and the six months ended June 30, 2005 of $5.1 million and $9.9 million.
Note: Alexza’s non-GAAP net loss excludes non-cash share-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the table below (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

GAAP net loss	$(10,578)	$(6,491)	$(19,009)	$(12,253)
Share-based compensation expense	689	1,418	551	2,314

Non-GAAP net loss	$(9,889)	$(5,073)	$(18,458)	$(9,939)

Conference Call Information
Alexza will host a conference call at 4:30 p.m. Eastern Time today. To access the conference call via the Internet, go to www.alexza.com. To access the live conference call via phone, dial 1-866-770-7051. International callers may access the live call by dialing 1-617-213-8064. The reference number to enter the call is 67309955.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 1-888-286-8010 for domestic callers or 1-617-801-6888 for international callers. The reference number to enter the call and the replay of the call is 69780802.
About Alexza Pharmaceuticals
Alexza is an emerging pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato system, vaporizes unformulated drug compound to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. A drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. The Company has four product candidates in clinical development; AZ-001 (Staccato prochlorperazine) for the acute treatment of migraine headaches, AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder, AZ-004 (Staccato loxapine) for the treatment of acute agitation in patients with schizophrenia and AZ-003 (Staccato fentanyl) for the treatment of patients with acute pain. To learn more about Alexza, please visit the web site at www.alexza.com.
Safe Harbor Statement
This press release includes forward-looking statements regarding the development of the Company’s product candidates, projected clinical trial enrollment and data reporting timelines, the capabilities of the Company’s planned pilot manufacturing facility and safety of the Company’s products and technologies. Any statement describing a product candidate or Alexza’s goals, expectations, intentions or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs that are intended to be safe and effective for use as therapeutics. Alexza’s forward-looking statements also involve assumptions that, if they do not materialize or prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These statements are based only on facts and factors known by Alexza as of the date hereof. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in

Alexza’s prospectus dated March 8, 2006, and in Alexza’s Quarterly and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings “We have a history of net losses. We expect to continue to incur substantial and increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.” “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.” “Failure or delay in commencing or completing clinical trials for our product candidates could harm our business” and “If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them.” Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures. Alexza management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations.

CONTACT:	Thomas B. King President & CEO 650.687.3900 tking@alexza.com

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

	Three Months Ended
	June 30, 2006
	GAAP [1]	Difference [3]	Non-GAAP [2]
Revenue	$539	$—	$539

Operating expenses
Research and development	9,240	474	8,766
General and administrative	2,480	215	2,265

Total operating expenses	11,720	689	11,031

Loss from operations	(11,181)	689	(10,492)

Interest and other income, net	790	—	790
Interest expense	(187)	—	(187)

Net loss	$(10,578)	$689	$(9,889)

Basic and diluted net loss per share	$(0.45)

Shares used to compute basic and diluted net loss per share	23,629

	Three Months Ended
	June 30, 2005
	GAAP [1]	Difference [3]	Non-GAAP [2]
Revenue	$853	$—	$853

Operating expenses
Research and development	5,644	244	5,400
General and administrative	2,053	1,174	879

Total operating expenses	7,697	1,418	6,279

Loss from operations	(6,844)	1,418	(5,426)

Interest and other income, net	411	—	411
Interest expense	(58)	—	(58)

Net loss	$(6,491)	$1,418	$(5,073)

Basic and diluted net loss per Share	$(3.86)

Shares used to compute basic and diluted net loss per share	1,681

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Non-GAAP amounts exclude share-based compensation expense.

[3]	Represents share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

	Six Months Ended
	June 30, 2006
	GAAP [1]	Difference [3]	Non-GAAP [2]
Revenue	$699	$—	$699

Operating expenses
Research and development	16,580	684	15,896
General and administrative	3,963	(133)	4,096

Total operating expenses	20,543	551	19,992

Loss from operations	(19,844)	551	(19,293)

Interest and other income, net	1,179	—	1,179
Interest expense	(344)	—	(344)

Net loss	$(19,009)	$551	$(18,458)

Basic and diluted net loss per share	$(1.23)

Shares used to compute basic and diluted net loss per share	15,473

	Six Months Ended
	June 30, 2005
	GAAP [1]	Difference [3]	Non-GAAP [2]
Revenue	$1,872	$—	$1,872

Operating expenses
Research and development	10,942	361	10,581
General and administrative	3,863	1,953	1,910

Total operating expenses	14,805	2,314	12,491

Loss from operations	(12,933)	2,314	(10,619)

Interest and other income, net	796	—	796
Interest expense	(116)	—	(116)

Net loss	$(12,253)	$2,314	$(9,939)

Basic and diluted net loss per Share	$(7.40)

Shares used to compute basic and diluted net loss per share	1,655

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Non-GAAP amounts exclude share-based compensation expense.

[3]	Represents share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage enterprise)
Condensed Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2006	2005
Assets
Cash, cash equivalents and marketable securities	$63,958	$38,369
Other current assets	895	1,832

Total current assets	64,853	40,201

Property and equipment, net	8,049	6,774
Other non-current assets	407	430

Total assets	$73,309	$47,405

Liabilities and stockholders’ equity (deficit)

Current liabilities	$7,671	$9,441
Non-current liabilities	6,195	5,155
Convertible preferred stock	—	107,194
Stockholders equity (deficit)	59,443	(74,385)

	$73,309	$47,405